                                                                     Exhibit 2.5

                              DATED: JUNE 14, 2000



                               AXIDATA (1998) INC.


                                       AND


                        MIAMI COMPUTER SUPPLY CORPORATION


                                       AND


                          UNITED STATIONERS SUPPLY CO.



                            ------------------------


                            ASSET PURCHASE AGREEMENT


                            ------------------------






                             FRASER MILNER CASGRAIN
                                  P.O. Box 100
                            One First Canadian Place
                                Toronto, Ontario
                                     M5X 1B2

                                TABLE OF CONTENTS


                                                       ARTICLE 1
                                                     INTERPRETATION
1.1               Definitions.....................................................................................1
1.2               Gender and Number...............................................................................6
1.3               Currency........................................................................................6
1.4               Headings........................................................................................6

                                                        ARTICLE 2
                                                        SCHEDULES

2.1               Description of Schedules........................................................................6

                                                        ARTICLE 3
                                             AGREEMENT OF PURCHASE AND SALE

3.1               Property and Assets to be Purchased and Sold....................................................7
3.2               Excluded Assets.................................................................................9

                                                        ARTICLE 4
                                                     PURCHASE PRICE

4.1               Purchase Price..................................................................................9
4.2               Allocation of Purchase Price and Tax Elections..................................................9
4.3               Transfer Taxes.................................................................................10
4.4               Purchase Price Adjustment......................................................................10
4.5               Accounts Receivable............................................................................12
4.6               Inventories....................................................................................13
4.7               Other Adjustments..............................................................................13

                                                        ARTICLE 5
                                                       LIABILITIES

5.1               Assumption of Liabilities......................................................................13

                                                        ARTICLE 6
                                                PAYMENT OF PURCHASE PRICE

6.1               Payment of the Purchase Price..................................................................14

                                                        ARTICLE 7
                                      REPRESENTATIONS AND WARRANTIES OF THE VENDOR

7.1               Representations and Warranties of the Vendor...................................................14
7.2               No Other Representations and Warranties........................................................24


                                                        ARTICLE 8
                                     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

8.1               Representations and Warranties of the Purchaser................................................24

                                                        ARTICLE 9
                                       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

9.1               Survival of Representations and Warranties of the Vendor.......................................26
9.2               Survival of Representations and Warranties of the Purchaser....................................26

                                                       ARTICLE 10
                                                 COVENANTS OF THE VENDOR

10.1              Covenants of the Vendor........................................................................26

                                                       ARTICLE 11
                                               COVENANTS OF THE PURCHASER

11.1              Covenants of the Purchaser.....................................................................29

                                                       ARTICLE 12
                                                    EMPLOYEE MATTERS

12.1              Employees and Transferred Employees............................................................30

                                                       ARTICLE 13
                                                 BULK SALES LEGISLATION

13.1              Bulk Sales Compliance..........................................................................31

                                                       ARTICLE 14
                                            PURCHASER'S CONDITIONS OF CLOSING

14.1              Conditions for the Benefit of the Purchaser....................................................32
14.2              Non-Fulfilment of Conditions, etc. for the Benefit of the Purchaser............................34

                                                       ARTICLE 15
                                             VENDOR'S CONDITIONS OF CLOSING

15.1              Conditions for the Benefit of the Vendor.......................................................34
15.2              Non-Fulfilment of Conditions etc. for the Benefit  of the Vendor...............................36

                                                       ARTICLE 16
                                                  CLOSING ARRANGEMENTS

16.1              Date, Time and Place of Closing................................................................36
16.2              Closing Arrangements...........................................................................36


                                                       ARTICLE 17
                                                     INDEMNIFICATION

17.1              Indemnification by Vendor......................................................................37
17.2              Indemnification by Purchaser...................................................................38
17.3              Procedure for Indemnification..................................................................39
17.4              Subsequent Recovery............................................................................40
17.5              Details of Claims..............................................................................40
17.6              De Minimis/Limitation..........................................................................40
17.7              Escalation Procedure...........................................................................40

                                                       ARTICLE 18
                                                     MIAMI GUARANTEE

18.1              Miami Guarantee................................................................................41
18.2              Miami Representations..........................................................................41

                                                       ARTICLE 19
                                                      MISCELLANEOUS

19.1              Risk of Loss...................................................................................42
19.2              Brokerage, Commissions, etc....................................................................42
19.3              Further Assurances.............................................................................42
19.4              Assignment of Contracts........................................................................42
19.5              Announcements..................................................................................43
19.6              Notices........................................................................................43
19.7              Time of the Essence............................................................................45
19.8              Costs and Expenses.............................................................................45
19.9              Applicable Law.................................................................................45
19.10             Entire Agreement...............................................................................45
19.11             Severability...................................................................................45
19.12             Effect of Closing..............................................................................46
19.13             Counterparts...................................................................................46
19.14             Assignment.....................................................................................46
19.15             Parties in Interest............................................................................46
19.16             Third Parties..................................................................................47

                 THIS AGREEMENT dated the 14th day of June, 2000

BETWEEN:

                            AXIDATA (1998) INC., a corporation incorporated under the laws of Canada

                            (the "VENDOR")

                            - and -

                            MIAMI COMPUTER SUPPLY CORPORATION, a
                            corporation incorporated under the
                            laws of the State of Ohio, U.S.A.

                            ("MIAMI")

                            - and -

                            UNITED STATIONERS SUPPLY CO., a corporation incorporated under the laws of the State of Illinois, U.S.A.

                            (the "PURCHASER").


                  WHEREAS the Vendor, through its Azerty Division (the "DIVISION"), carries on in Canada a wholesale computer supplies business under the name "Azerty" (hereinafter called the "BUSINESS");

                  AND WHEREAS the Purchaser desires to purchase and the Vendor desires to sell certain property and assets of the Business for the purchase price and upon the terms and conditions hereinafter set forth;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreements and payments hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1               DEFINITIONS

                  Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

"ACCOUNTS RECEIVABLE" means the trade accounts receivable of the Business forming part of the Purchased Assets as described in paragraph (c) of Section
3.1 as the same exist at the Effective Time;

"AFFILIATE" has the meaning ascribed thereto in the CANADA BUSINESS CORPORATIONS ACT.

"AGREEMENT" means this asset purchase agreement, and any instrument amending this Agreement as referred to in Section 19.10, and all Schedules or Exhibits attached thereto; "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to a particular article or section; and the expression "Article" or "Section" followed by a number means and refers to the specified article or section of this Agreement.

"ASSUMED LIABILITIES" means the liabilities and obligations of the Business to be assumed by the Purchaser as described in Section 5.1.

"BULK SALES LEGISLATION" means the BULK SALES ACT (Ontario) and the corresponding laws and regulations of any other jurisdiction, domestic or foreign.

"BUSINESS" has the meaning described in the preamble hereto.

"BUSINESS DAY" means a day other than a Saturday, Sunday or any other day on which the principal banks located at the Cities of Toronto or Chicago are not open for business during normal banking hours.

"CLOSING" means the completion of the transactions herein contemplated, including the sale to and purchase by the Purchaser of the Purchased Assets hereunder as herein contemplated.

"CLOSING DATE" means July 1, 2000 or such earlier or later date as may be agreed upon.

"CLOSING DATE NET ASSET LISTING" has the meaning set out in Section 4.4(a).

"CLOSING NET ASSETS" means the assets of the Business, other than the Excluded Assets, less the liabilities of the Business, as at the Effective Time, as shown on the Closing Date Net Asset Listing.

"COMPU-REDI/TENEX BUSINESS" means the business of the Vendor consisting of the sale and distribution of computer supplies to customers who do not buy such supplies for re-sale carried on in Canada through its Compu-Redi/Tenex division under the name Compu-Redi/Tenex.

"CONFIDENTIAL INFORMATION" means any information relating to the Business, the disclosure of which would result in the violation of any confidentiality covenant to which the Vendor is a party.

"CONFIDENTIALITY AGREEMENT" means the confidentiality agreement made the 12th of January, 2000 between Miami Computer Supply Corporation and the Purchaser.

"DEBT INSTRUMENT" means any bond, debenture, promissory note or other instrument evidencing indebtedness for borrowed money or other liability.

"DECEMBER NET ASSETS" means the assets of the Business, other than the Excluded Assets, less the liabilities of the Business, as at December 31, 1999, as shown on the December Net Asset Listing.

"DECEMBER NET ASSET LISTING" means the net asset listing of the Business as at December 31, 1999 included in Schedule 7.

"DIVISION" means the Azerty Division of the Vendor.

"EFFECTIVE TIME" means 12:01 a.m. on the Closing Date.

"EMPLOYEE BENEFITS" means:

         (a) salaries, wages, bonuses, vacation entitlements, commissions, fees, stock option plans, stock purchase plans, incentive plans, deferred compensation plans, profit-sharing plans and other similar benefits, plans or arrangements;

         (b) insurance, health, welfare, disability, pension, retirement, travel, hospitalization, medical, dental, legal, counselling, eye care and other similar benefits, plans or arrangements; and

         (c) agreements or arrangements with any labour union or employee association, written or oral employment agreements or arrangements and agreements or arrangements for the retention of the services of independent contractors, consultants or advisors.

"EMPLOYMENT LEGISLATION" means, collectively, the LABOUR RELATIONS ACT (Ontario), the Ontario HUMAN RIGHTS CODE, the OCCUPATIONAL HEALTH AND SAFETY ACT (Ontario), the PAY EQUITY ACT (Ontario), the EMPLOYMENT STANDARDS ACT (Ontario), the PENSION BENEFITS ACT (Ontario), the WORKPLACE SAFETY AND INSURANCE ACT (Ontario) and the EMPLOYMENT INSURANCE ACT (Canada), the LABOUR CODE (Quebec), the CHARTER OF HUMAN RIGHTS AND FREEDOMS (Quebec), the OCCUPATIONAL HEALTH AND SAFETY ACT (Quebec), the PAY EQUITY ACT (Quebec), the LABOUR STANDARDS ACT (Quebec), the SUPPLEMENTARY PENSION PLANS Act (Quebec), and the ACT RESPECTING INDUSTRIAL ACCIDENTS AND OCCUPATIONAL DISEASES (Quebec), the LABOUR RELATIONS CODE (B.C.), HUMAN RIGHTS CODE (B.C.), EMPLOYMENT STANDARDS ACT (B.C.), PENSION BENEFITS STANDARDS ACT (B.C.), WORKERS COMPENSATION ACT and OCCUPATIONAL HEALTH AND SAFETY REGULATIONS (B.C.).

"ENCUMBRANCE" means any mortgage, charge, easement, encroachment, lien, adverse claim, assignment by way of security, security interest, servitude, pledge, hypothecation, conditional sale agreement, security agreement, title retention agreement, financing statement or other encumbrance.

"ENVIRONMENTAL REMEDIATION" means the remediation project which is being managed by or under the direction of Abitibi-Consolidated Inc. to remediate the historic leakage of toluene at the leased premises of the Vendor located at 45 Commander Boulevard, Scarborough in compliance with Environmental Laws in effect on December 1, 1998, the date the Vendor acquired the Business.

"EXCLUDED ASSETS" means the property and assets referred to in Section 3.2.

"FINANCIAL STATEMENTS" means the internal unaudited financial statements of the Division for the period ended December 31, 1999 prepared by the Vendor, a copy of which is annexed hereto as Schedule 1.

"GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means the accounting principles so described and promulgated by the Canadian Institute of Chartered Accountants which are applicable as at the date on which any calculation made hereunder is to be effective or as at the date of any financial statements referred to herein, as the case may be.

"GST" means taxes, interest, penalties and fines imposed under Part IX of the EXCISE TAX ACT (Canada) and the regulations made thereunder (collectively the "GST LEGISLATION").

"INCOME TAX ACT (CANADA)" means, collectively, the INCOME TAX ACT (Canada) and the INCOME TAX REGULATIONS, all as amended to date.

"INTERIM FINANCIAL STATEMENTS" means the condensed interim internal unaudited financial statements of the Business for the period January 1, 2000 through May 31, 2000, to include net sales, gross margins and direct freight and selling expenses, a copy of which is annexed hereto as Schedule 1A.

"INVENTORIES" means the inventories relating to the Business as described in
Section 4.6.

"LEASED PROPERTY" means all the right, title and interest of the Vendor in and to the subject matter of the Lease.

"LEASE" means the lease dated November 15, 1999 between the Vendor and WHBP Realty Company and 630416 Alberta Ltd. of the premises located at 3950 Cote Vertu, St. Laurent, Quebec.

"LEGAL PROCEEDING" means any litigation, action, suit, investigation, hearing, claim, complaint, grievance, arbitration proceeding or other proceeding and includes any appeal or review and any application for same.

"LOGISTICS AGREEMENT" means the Logistics Information Technology Agreement to be entered into by the parties hereto as described in Sections 10.1.4 and 11.1.4 hereof.

"MAY NET ASSETS" means the assets of the Business, other than the Excluded Assets, less the liabilities of the Business, as at May 31, 2000, as shown on the May Net Asset Listing.

"MAY NET ASSET LISTING" means the net asset listing of the Business as at May 31, 2000 included in Schedule 7.

"ORDINARY COURSE", when used in relation to the conduct by the Vendor of the Business, means any transaction which constitutes an ordinary day-to-day business activity, conducted in a commercially reasonable and businesslike manner, having no unusual or special features, and being such as a Person of similar nature and size and engaged in a similar business might reasonably be expected to carry out from time to time.

"PERSON" means any individual, corporation, limited liability company, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust and any unincorporated organization or association, any Tribunal; and pronouns have a similar extended meaning.

"PERSONAL PROPERTY LEASES" means the leases of personal property entered into by the Vendor as Lessee identified in Schedule 2.

"PURCHASED ASSETS" means the property and assets described in Section 3.1.

"PURCHASE PRICE" means the purchase price payable by the Purchaser to the Vendor for the Purchased Assets net of Assumed Liabilities as provided for in
Article 4.

"QST" means sales tax payable under the QST Act.

"QST ACT" means An Act respecting the Quebec Sales Tax.

"TAX" or "TAXES" means all tax or taxes payable under any applicable Tax Legislation, including, without limitation, income taxes, excise taxes, sales taxes, goods and services taxes, transfer taxes, property and municipal and school taxes, capital taxes, import and customs, duties and other governmental charges and assessments, and includes additions by way of penalties, interest, fines and other amounts with respect thereto.

"TAX LEGISLATION" means, collectively, the INCOME TAX ACT (Canada) and the statute law, rules, regulations, interpretation bulletins and releases, orders and decrees of any other jurisdiction, domestic or foreign which may impose a Tax or Taxes of any kind.

"TAX RETURNS" means all tax returns required to be filed under the provisions of any applicable Tax Legislation and any tax forms required to be filed, whether in connection with a Tax Return or not, under any provisions of any applicable Tax Legislation.

"TIME OF CLOSING" means 10:00 a.m. Toronto time on the Closing Date or such other time on the Closing Date as the parties may agree as the time at which the Closing shall take place.

"TRADEMARK" means the Vendor's right to the "Azerty" trade-mark and name in Canada as set forth in the Trademark Assignment and Administration Agreement.

"TRADEMARK ASSIGNMENT AND ADMINISTRATION AGREEMENT" means the Trademark Assignment and Administration Agreement dated April 3, 1998 among, inter alia, Abitibi Consolidated Inc. and United Stationers Supply Co., as assigned to the Vendor on December 10, 1998.

"TRANSFERRED EMPLOYEES" means all those employees who are employed by the Vendor in the Business on the Closing Date and who become employees of the Purchaser pursuant to the terms of this Agreement on the Closing Date.

"TRIBUNAL" means:

         (a)      any court (including a court of equity);

         (b) any federal, provincial, state, county, municipal or other government or governmental department, ministry, commission, board, bureau, agency or instrumentality;

         (c) any securities commission, stock exchange or other regulatory or self-regulatory body;

         (d) any board of trade, chamber of commerce or other business or professional organization or association;

         (e)      any arbitrator or arbitration tribunal; and

         (f)      any other tribunal;

whether domestic or foreign.

"VENDOR SUPPLY AGREEMENTS" means those vendor supply agreements identified on
Schedule 5.

1.2      GENDER AND NUMBER

         In this Agreement words importing a specific gender include all genders and words importing the singular include the plural and vice versa.

1.3      CURRENCY

         Unless otherwise indicated all dollar amounts referred to in this Agreement, including the symbol $, refer to lawful money of Canada.

1.4      HEADINGS

         The division of this Agreement into Articles and Sections and the use of a table of contents and headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

                                   ARTICLE 2
                                   SCHEDULES

2.1      DESCRIPTION OF SCHEDULES

         The following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be a part hereof:

                  Schedule 1        -       Financial Statements
                  Schedule 1A       -       Interim Financial Statements
                  Schedule 2        -       Personal Property Leases

                                                                          7

                  Schedule 3        -       Machinery, Equipment, etc.
                  Schedule 3A       -       May 31, 2000 Trade Accounts Receivable
                  Schedule 4        -       Real Property Lease
                  Schedule 5        -       Agreements, Contracts, Commitments, etc.
                  Schedule 6        -       Allocation of Purchase Price
                  Schedule 7        -       December Net Asset Listing and May Net Asset Listing
                  Schedule 8        -       List of Employees, Employee Benefits, etc.
                  Schedule 9        -       Other Agreements
                  Schedule 10       -       Legal Proceedings and Environmental Matters
                  Schedule 11       -       Insurance Policies, etc.
                  Schedule 12       -       Form of Non-Competition Agreement
                  Schedule 13       -       Form of Logistics Information Technology Agreement
                  Schedule 14       -       Form of Paper Supply Agreement
                  Schedule 15       -       Legal Opinion of Vendor's Counsel
                  Schedule 16       -       Legal Opinion of Purchaser's Counsel
                  Schedule 17       -       Consents Required

                                   ARTICLE 3
                         AGREEMENT OF PURCHASE AND SALE

3.1      PROPERTY AND ASSETS TO BE PURCHASED AND SOLD

         Subject to the terms and conditions hereof, the Vendor agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase as of, at and from the Effective Time the following property and assets of the Business:

                  (a) all machinery, equipment (including, without limitation, telephone switch, office equipment and computer equipment), furnishings and accessories and supplies of all kinds owned by the Vendor in connection with the Business located in or on the Leased Property, including without limitation those items relating to the Business included in the list of assets attached in Schedule 3, as such Schedule will be updated by the parties at Closing, and to be determined in accordance with Section 4.4(a);

                  (b)      all Inventories;

                  (c) all trade accounts receivable due to the Vendor from customers of the Business relating to the sale of products in the course of operating the Business, a list of such trade accounts receivable as at May 31, 2000 being attached as Schedule 3A solely for identification purposes;

                  (d) the full benefit of all unfilled orders received by the Vendor relating to the Business;

                  (e) subject to Section 11.1.2, all right, title and interest of the Vendor in, to and under all those agreements, contracts and commitments set forth and described in Schedule 5;

                  (f) all the right, title, benefit and interest of the Vendor in and to the Trademark;

                  (g) all prepaid expenses and deposits relating to the Business as disclosed on the Closing Date Net Asset Listing;

                  (h)      the goodwill of the Business;

                  (i)      the Lease and the Personal Property Leases;

                  (j) all lists of customers of the Business in the possession of the Vendor showing, to the extent known by the Vendor, the names, addresses, phone numbers, e-mail addresses and contact persons for each customer of the Business;

                  (k) all books, records, files and other documentation and written materials relating exclusively to the Business and all information and materials in the possession or control of the Vendor in written or electronic form in a database or otherwise to the extent it relates to the Business, except to the extent the Vendor needs to retain a particular book, record, file, document or other written or electronic material to perform services under the Logistics Agreement or for its continuing business, where the Vendor shall retain the original thereof and, if requested by the Purchaser, deliver to the Purchaser a copy thereof or provide the Purchaser reasonable access thereto and if such access requires a separation or extraction of such information or materials by the Vendor, such separation or extraction will be done in a reasonably timely manner and the Purchaser will bear the cost thereof as a special project and custom work under the Logistics Agreement; and

                  (l) all rights of the Vendor in the "www.azertycan.com" domain name and the following phone and fax numbers used in the Business:

                           AZERTY SPECIFIC

                           (514) 331-1554
                           1 (800) 361-7057
                           1 (800) 361-5964
                           1 (800) 361-0585
                           (514) 331-2215
                           1 (800) 463-7975

                           AXIDATA COTE VERTU OFFICE

                           (514) 331-2660
                           1 (800) 361-7715
                           (514) 331-2998

                           AZERTY-SCARBOROUGH

                           (416) 291-1551
                           (416) 291-2484
                           1 (888) 268-3450
                           1 (888) 268-3449

                  except to the extent that any of the foregoing are or relate to Excluded Assets.

3.2      EXCLUDED ASSETS

         There shall be excluded from the purchase and sale of property and assets herein contemplated any and all assets and property of the Vendor or the Business not specifically identified in Section 3.1 hereof, including without limitation, the following:

                  (a)      cash on hand or in banks or other depositories;

                  (b) term or time deposits and similar cash items of, owned or held by or for the account of the Vendor;

                  (c) refundable and creditable taxes and interest thereon refundable to the Vendor in respect of any period ending on the Closing Date;

                  (d) all receivables of the Business, except as specifically described in clause (c) of Section 3.1, including without limitation all amounts due from suppliers by way of volume discounts, refunds or otherwise;

                  (e) the assets set out on Schedule 3 that are not located at the Leased Property or do not relate to the Business, as determined in accordance with Section 4.4(a); and

                  (f) all books, records, files or other documentation and written materials to the extent relating to any Excluded Assets.

                                   ARTICLE 4
                                 PURCHASE PRICE

4.1      PURCHASE PRICE

         The Purchase Price payable by the Purchaser to the Vendor for the Purchased Assets net of the Assumed Liabilities shall be the sum of $48,000,000 (subject to adjustment as described in Section 4.4).

4.2      ALLOCATION OF PURCHASE PRICE AND TAX ELECTIONS

         The Purchase Price shall be allocated among the Purchased Assets in accordance with Schedule 6. Schedule 6 shows the allocation of the Purchase Price based on the Closing

Date Payment referred to in Section 6.1. The allocation of the Purchase Price as finally determined in accordance with Section 4.4 shall be allocated in the same manner as shown on Schedule 6 based on the final and binding Closing Date Net Asset Listing. The Vendor and the Purchaser shall co-operate in the filing of such elections under applicable Tax Legislation as may be necessary or desirable to give effect to such allocation thereunder. The Vendor and the Purchaser shall also execute and file an election as to the Accounts Receivables to the extent permitted under Section 22 of the INCOME TAX ACT (Canada) or any equivalent election in any other jurisdiction, using as the consideration paid therefor the amount thereof on the Closing Date Net Asset Listing. In addition, the Vendor and Purchaser shall execute and file their respective Tax Returns in a manner consistent with the aforesaid allocations and elections. If either party fails to file its Tax Returns as aforesaid, such party shall indemnify and save harmless the other party in respect of any additional Tax, and legal and/or accounting costs paid or incurred by the other party as a result of the failure to file as aforesaid.

4.3      TRANSFER TAXES

         The Purchaser shall be liable for and shall pay, either to the Vendor at Closing or directly to the government authority, as required, all federal and provincial sales taxes and all other Taxes or other like charges properly payable upon and in connection with the transfer of the Purchased Assets to the Purchaser, including, but not limited to GST and QST but excluding any income taxes payable by the Vendor as a result of the completion of the transactions herein contemplated. The Vendor and Purchaser shall jointly elect under Section 167(1) of the GST Legislation and section 75(1) of the QST Act following the prescribed form and including the prescribed information, with respect to the purchase and sale of the Purchased Assets pursuant to the provisions of this Agreement. Such joint elections shall be filed in compliance with the requirements of the GST Legislation and the QST Act.

4.4      PURCHASE PRICE ADJUSTMENT

         (a) Within thirty (30) days after the Closing Date, the Vendor shall prepare (with the full co-operation and assistance of any employees of the Business as reasonably required and whose services shall be made available to the Vendor (at no cost to the Vendor) on reasonable notice to the Purchaser and with full access to the books and records of the Business) and deliver to the Purchaser a listing of the Closing Net Assets (the "CLOSING DATE NET ASSET LISTING"). The Vendor will prepare the Closing Date Net Asset Listing in accordance with, and on a consistent basis with, the accounting policies used in the preparation of the Financial Statements using the same line items as shown on the May Net Asset Listing, including for greater certainty, Employee Receivables, Accrued Vacation Pay and Accrued Commissions and Bonus. For the purposes of determining the fixed assets of the business to be included in the Closing Date Net Asset Listing, the parties shall, prior to closing identify those assets that are to be included in the Purchased Assets as described in Section 3.1(a) based on
                  Schedule 3, as updated by the parties to closing. The parties acknowledge that Schedule 3 is a list of all of the fixed assets owned by Axidata, the majority of which are not to be included in the Purchased Assets and are used by Axidata in the Compu-Redi/Tenex business or are to be used by Axidata for the purposes of providing the services under Logistics Agreement. Axidata has estimated that the fixed assets of the Business to be acquired by the Purchaser on closing have a net book value of approximately $400,000. For the purpose of preparing the Closing Date Net Asset Listing, the net book value of the particular asset forming part of the fixed assets to be acquired by the Purchaser shall be as shown on Schedule 3.

         (b) The Closing Date Net Asset Listing shall, within thirty (30) days of receipt thereof by the Purchaser, be binding and conclusive upon, and deemed accepted by, the Purchaser unless the Purchaser shall have notified the Vendor in writing within such thirty (30) days of any objection thereto (the "PURCHASER OBJECTION"). The Purchaser Objection shall set forth a specific description of the basis of the Purchaser Objection and the nature of adjustments to the Closing Date Net Asset Listing that the Purchaser believes should be made. Any items not specifically disputed during the said thirty (30) day period shall be deemed to have been accepted by the Purchaser.

         (c) If the parties hereto are unable to resolve any dispute within fifteen (15) days following the Vendor's receipt of the Purchaser Objection, they shall refer the remaining differences to Deloitte & Touche (the "ACCOUNTING FIRM") for decision, which decision shall be final and binding on the parties. The procedure and schedule under which any dispute shall be submitted to the Accounting Firm shall be as follows:

                  (i) within fifteen (15) days following the Purchaser Objection under paragraph (b) of Section 4.4 above, the Purchaser shall submit any unresolved elements of its objection to the Accounting Firm in writing (with a copy to the Vendor), supported by any documents and/or affidavits upon which it relies. Failure to do so without reasonable cause shall constitute a withdrawal by the Purchaser of the Purchaser Objection with respect to any unresolved element to which such failure relates;

                  (ii) within fifteen (15) days following the Purchaser's submission of the unresolved elements of the Purchaser Objection as specified in clause (i) above, the Vendor shall submit its response to the Accounting Firm in writing (with a copy to the Purchaser), supported by any documents and/or affidavits upon which it relies;

                  (iii) the Accounting Firm shall deliver its written determination within twenty (20) days following its receipt of the information provided for in clauses
                           (i) and (ii) above, whichever shall be later, or such longer period of time as the Accounting Firm reasonably determines is necessary but not to exceed an additional twenty (20) days without the prior consent of the Vendor and the Purchaser. The Purchaser and the Vendor shall make readily available to the Accounting Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the respective submissions and all other items reasonably requested by the Accounting Firm; and

                  (iv) the expenses relating to the engagement of the Accounting Firm shall be borne by the Vendor and the Purchaser in inverse proportion to their respective successes in the determination of the Accounting Firm.

         (d) The Closing Date Net Asset Listing shall become final and binding on the parties upon the earliest of:

                  (i) if no Purchaser Objection has been given, the expiration of the period within which the Purchaser must make its objection pursuant to paragraph (b) of
                           Section 4.4 hereof;

                  (ii) agreement in writing by the Vendor and the Purchaser that the Closing Date Net Asset Listing, together with any modifications thereto agreed by the Vendor and the Purchaser, shall be final and binding; and

                  (iii) the date on which the Accounting Firm shall issue its written determination with respect to any dispute relating to the Closing Date Net Asset Listing.

                  The Closing Date Net Asset Listing, as submitted by the Vendor if no Purchaser Objection has been given, or as adjusted pursuant to any agreement between the parties or as determined pursuant to the decision of the Accounting Firm, when final and binding on all parties shall be used to determine the Closing Net Assets of the Business.

         (e) Within five (5) Business Days following the determination of Closing Net Assets, an adjustment payment payable pursuant to this paragraph (e) of this Section 4.4 (the "ADJUSTMENT PAYMENT") shall be paid by wire transfer, in immediately available funds, to a bank account designated by the Vendor or the Purchaser, as the case may be. The Adjustment Payment shall be the difference between the Closing Net Assets and the May Net Assets. The Adjustment Payment shall be payable by the Purchaser to the Vendor, if positive, and by the Vendor to the Purchaser, if negative. The Adjustment Payment shall be further adjusted to include any adjustments that have not been previously made between the Vendor and the Purchaser as required under Section 4.7 or Section 12.1(b).

4.5      ACCOUNTS RECEIVABLE

         After the Effective Time, the Purchaser agrees that it will exercise reasonable diligence in endeavouring to collect or cause to be collected all amounts owing in respect of the Accounts Receivable during the period from the Closing Date to the date that is six (6) months after the Closing Date (the "COLLECTION PERIOD"). Such diligence shall be no less than the Purchaser exercises in the collection of its own accounts receivable. Purchaser further agrees that it shall not waive, settle or compromise the collection of any of the Accounts Receivable without the consent of the Vendor. The Purchaser may not grant time, renewals, extensions or indulgences to any customer that has not paid the Accounts Receivable and may not accept compositions from any such customer or give up or modify or abstain from perfecting or taking advantage of any security or contracts held as collateral therefor without consent of the Vendor.

         Upon the expiry of the Collection Period the Purchaser's obligation to collect Accounts Receivable shall cease and thereupon the Purchaser shall assign any uncollected Accounts Receivable to the Vendor and deliver to the Vendor any books and records necessary for the Vendor to collect such uncollected Accounts Receivable. Upon such assignment, the Vendor will pay to the Purchaser the face amount of the uncollected Accounts Receivable plus an amount equal to any shortfall in collecting the face amount of any Accounts Receivable as a result of the Vendor's discount policy for early payment thereof. From and after the expiry of the Collection Period any payments received by the Purchaser on account of the uncollected Accounts Receivable assigned to the Vendor shall be received in trust for the Vendor and shall be remitted forthwith to the Vendor.

         To the extent that during the Collection Period any customers return for refund or credit any goods sold prior to the Closing Date, the Vendor will pay to the Purchaser the face amount of such refunds or credits less the realizable value of such returned goods.

4.6      INVENTORIES

         For the purposes of determining Inventories to be acquired by the Purchaser hereunder and to be included in the Closing Date Net Asset Listing, the amount of all inventories of products held for distribution and/or sale by the Vendor in both of its businesses (i.e. the Business and the Compu-Redi/Tenex business) as reflected on the books and records of the Vendor shall be determined as of the Effective Time and shall then be divided pro rata by SKUs for all of the products included in the Vendor's inventory for both businesses among the Business and the Compu-Redi/Tenex business in the same ratio as the cost of goods sold of the Business is to the cost of goods sold of the Compu-Redi/Tenex business on a SKU by SKU basis for the three month period ending on March 31, 2000. If there has been no activity for a particular SKU during such three month period, the 12 month period ending December 31, 1999 will be used for the purpose of dividing the SKU pro rata as described above.

4.7      OTHER ADJUSTMENTS

         Water, rental, gas, hydro rates, insurance premiums, realty taxes, municipal taxes, fuel, common area maintenance reimbursements and other usual and similar prepaid expenses and accrued liabilities relating to the Leased Property and any prepaid expenses or accrued liabilities relating to Personal Property Leases shall be adjusted as between the Vendor and the Purchaser as at the Effective Time.

                                    ARTICLE 5
                                   LIABILITIES

5.1      ASSUMPTION OF LIABILITIES

         The Purchaser shall, from and after the Effective Time:

                  (a) subject to Section 11.1.2 hereof, assume, perform and fulfil to the extent required thereunder all obligations of the Vendor under each of the agreements, contracts and commitments referred to in clause (e) of Section 3.1 and under the Lease and the Personal Property Leases;

                  (b) except for that portion of the Business that is to be performed by the Vendor under the Logistics Agreement, pay, satisfy, discharge, perform and fulfil all debts and liabilities incurred after the Effective Time in connection with the conduct of the Business;

                  (c) pay, satisfy and discharge all amounts representing amounts due to customers for rebates and other incentive payments as the same are to be reflected on the Closing Date Net Asset Listing;

                  (d) assume obligations relating to the Transferred Employees in accordance with Section 12.1; and

                  (e) for greater certainty the Purchaser is not assuming any liabilities in respect of the Excluded Assets.

                                    ARTICLE 6
                            PAYMENT OF PURCHASE PRICE

6.1      PAYMENT OF THE PURCHASE PRICE

         The Purchase Price shall be payable by the delivery by the Purchaser to the Vendor at the Time of Closing and in accordance with the provisions of
Article 16 of a certified cheque or bank draft payable at par in Toronto to or to the order of the Vendor for the amount of $46,758,710 (the "CLOSING DATE PAYMENT") being $48,000,000 minus the amount by which the December Net Assets are more than the May Net Assets. If the Closing occurs on July 1, 2000, then the Purchaser will add interest of 8% per annum to the Closing Date Payment for the three-day period July 1 through July 3, 2000, which are not Business Days.

                                   ARTICLE 7
                  REPRESENTATIONS AND WARRANTIES OF THE VENDOR

7.1      REPRESENTATIONS AND WARRANTIES OF THE VENDOR

         The Vendor hereby represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with the transactions herein contemplated:

7.1.1    INCORPORATION, ORGANIZATION AND QUALIFICATION OF THE VENDOR

         The Vendor is a corporation duly incorporated or continued and subsisting under the laws of Canada. No proceedings have been instituted or are pending for the dissolution or liquidation of the Vendor. The Vendor has the necessary corporate power, authority and capacity to own or lease the Purchased Assets and to carry on the Business as now being conducted by it and is qualified to carry on the Business under the laws of the Provinces of Ontario, Quebec and British Columbia, being the only jurisdictions in which the nature of the Business as carried on by the Vendor or the Purchased Assets owned or leased by it makes such qualification necessary, or where failure to be so qualified would not have a material adverse effect on the Business.

7.1.2    DUE AUTHORIZATION OF AGREEMENT

         The Vendor has the necessary corporate power, authority and capacity to enter into this Agreement, to sell the Purchased Assets to the Purchaser as herein contemplated and to perform its other obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on behalf of the Vendor and this Agreement has been duly and validly executed and delivered by the Vendor and is a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms.

7.1.3    CONFLICTING INSTRUMENTS

         The entering into of this Agreement by the Vendor, the performance by the Vendor of its obligations hereunder and the completion of the transactions herein contemplated do not and will not conflict with or result in the breach or violation of any of the terms and provisions of (i) the constating documents or by-laws of the Vendor, (ii) subject to obtaining any consent, approval, permit or acknowledgement which may be required thereunder in connection with the completion of the transactions herein contemplated, any licence or registration or any agreement, contract or commitment which the Vendor is a party to or bound by or subject to, or (iii) any law or regulation, domestic or foreign, or any judgment, decree, injunction, ruling, order or award of any Tribunal. Schedule 17 discloses all consents, approvals, permits or acknowledgements required under (ii) above, except where the failure to obtain same would not have a material adverse effect on the Business.

7.1.4    OPTIONS

         No Person, other than the Purchaser under this Agreement (or as otherwise disclosed in this Agreement), has any agreement or option or any right capable of becoming an agreement or option for the purchase from the Vendor of any of the Purchased Assets, other than pursuant to purchase orders accepted by the Vendor in the Ordinary course.

7.1.5    TITLE TO PURCHASED ASSETS

         At the Time of Closing, the Vendor will be the owner of the Purchased Assets free of any Encumbrance (except for the interest of the lessors under the Lease or the Personal Property Leases), and the Vendor is exclusively entitled to possess and dispose of the same subject to (i) the terms of the Trademarks Assignment and Administration Agreement and (ii) the requirement to obtain consents from third parties as referred to in this Agreement. The Purchased Assets together with the services to be provided to the Vendor under the Logistics Agreement and by the employees of the Business described in Schedule 8 in Section 8(a) thereof are sufficient in all material respects to carry on the Business in the Ordinary course.

7.1.6    ACCURACY OF BOOKS AND RECORDS

         The books and records, accounting, financial or otherwise, of the Vendor relating to the Business fairly and correctly set out and disclose in all material respects the financial position of the Business as at the date hereof and all material financial transactions of the Vendor relating to the Business have been accurately recorded in such books and records.

7.1.7 FINANCIAL STATEMENTS, INTERIM FINANCIAL STATEMENTS, DECEMBER NET ASSET LISTING AND MAY NET ASSET LISTING

         The Financial Statements have been prepared in accordance with generally accepted accounting principles insofar as such principles are applicable to preparation of divisional statements and present fairly: (a) all of the assets, liabilities and the financial condition of the Business as at December 31, 1999; and (b) the revenues, earnings and results of operations of the Business for the 12 month period ended on the December 31, 1999.

         The Interim Financial Statements have been prepared in accordance with generally accepted accounting principles insofar as such principles are applicable to preparation of divisional statements and present fairly the net sales, gross margin and direct freight and selling expenses of the Business as at May 31, 2000.

         The December Net Asset Listing is based on and has been prepared in accordance with, and on a consistent basis with, the accounting policies used in the preparation of the Financial Statements.

         The May Net Asset Listing is based on and has been prepared in accordance with, and on a consistent basis with, the accounting policies used in the preparation of the Interim Financial Statements.

7.1.8    BUSINESS CARRIED ON IN ORDINARY COURSE

         The Business has been carried on in the ordinary course since December 31, 1999. The Vendor has not, since December 31, 1999, sold or otherwise disposed of any of its property or assets relating to the Business except in the ordinary course of business. Without limiting the generality of the foregoing, since December 31, 1999:

         (a) there has been no changes in the operations, affairs or condition (financial or otherwise) of the Business, except for changes occurring in the ordinary course of business and which, in the aggregate, have not materially adversely affected and will not materially adversely affect the operations, affairs, or condition (financial or otherwise) of the Business;

         (b) the Vendor has not waived, or agreed or become bound to waive, any right of substantial value relating to the Business or entered into any commitment or transaction relating to the Business not in the ordinary course of business;

         (c) the Vendor has not created, or agreed or become bound to create, or permitted the creation of, any Encumbrance on any of the Purchased Assets (except for any lien for unpaid Taxes not yet due);

         (d) there has been no material damage, destruction or loss (whether or not covered by insurance) affecting the property or assets of the Business;

         (e) there has been no labour dispute or labour proceeding materially adversely affecting the property or assets of the Business;

         (f) there has been no write-down of the value of any inventory or any write-off as uncollectible of any accounts or notes receivable or any portion thereof relating to the Business in amounts exceeding $10,000 in each instance or $50,000 in the aggregate;

         (g) there has been no out of the ordinary course general increase in the compensation of employees of the Business (including, without limitation, any increase pursuant to any Employee Benefits), or any out of the ordinary course increase in any compensation or bonus payable to any officer, employee, consultant or agent thereof (having an annual salary or remuneration in excess of $50,000);

         (h) there have been no forward purchase commitments in excess of the requirements of the Business for normal operating inventories or at prices higher than the then current market prices out of the ordinary and normal course of business;

         (i) there have been no forward sales commitments other than in the ordinary and normal course of the Business; and

         (j) there has been no material change in the credit terms offered to customers of, or by suppliers to, the Business.

7.1.9    EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS

         (a) Except as set forth and described in Schedule 8, the Vendor is not:

                  (i) a party to or bound by or subject to any written or significant oral agreement or arrangement with respect to Employee Benefits relating to employees or independent contractors of or with the Business;

                  (ii) a party to or bound by or subject to any agreement or arrangement with any labour union or employee association relating to employees of the Business and has made no commitment to or conducted any negotiation or discussion with any labour union or employee association with respect to any future agreement or arrangement relating to employees of the Business; or

                  (iii) required to recognize any labour union or employee association representing employees of the Business or any agent having bargaining rights for employees of the Business and, to the best of the knowledge and belief of the Vendor, there is no current attempt to organize or establish any labour union or employee association with respect to employees of the Business;

         (b) Except for the names of those employees referred to in (d) below, the names of the employees of the Business, their date of hire with the Vendor or, to the best of the knowledge of the Vendor, a predecessor of the Vendor to the Business, their position or title and the rate of pay and a Summary of the Employee Benefits to which they are entitled are set forth and described in Schedule 8.

         (c) Section 8(a) of Schedule 8 identifies those employees of the Business who are to be offered employment with the Purchaser as required by Section 12.1 hereof.

         (d) Section 8(b) of Schedule 8 identifies by position or title those employees of the Business that are being retained as employees of the Vendor after Closing primarily for the purpose of performing services under the Logistics Agreement and carrying out similar roles for the Compu-Redi/Tenex business.

         (e) Except as disclosed in Schedule 8, there are no employees of the Business who are currently absent from work and who have been absent continually from work for a period in excess of one month, whether on layoff, long-term or short-term disability, parental leave or otherwise. Except as disclosed on Schedule 8, no employee of the Business is in receipt of benefits under any long-term or short-term disability plan provided by the Vendor, or under the WORKPLACE SAFETY AND INSURANCE ACT (Ontario), the EMPLOYMENT INSURANCE ACT (Canada), the Act respecting Industrial Accidents and Occupational Diseases (Quebec), WORKERS COMPENSATION ACT (B.C.), or other provincial or federal disability plan.

         (f) To the best of the Vendor's knowledge it is in compliance in all material respects with all Employment Legislation and, without limiting the generality of the foregoing: (i) all levies, assessments and penalties made against the Vendor pursuant to the WORKPLACE SAFETY AND INSURANCE ACT (Ontario) and the Act respecting Industrial Accidents and Occupational Diseases, WORKERS COMPENSATION ACT (B.C.) have been paid; (ii) the Vendor is currently in Rate Group 668 for workers' compensation purposes in Ontario, in the 71040 unit of classification for Workers'

                  Compensation purposes in Quebec and in classification unit 742015 for workers' compensation purposes in British Columbia;
                  (iii) there has been no change in the rating assessment applicable to the Vendor under the WORKPLACE SAFETY AND INSURANCE ACT (Ontario) or under the Act respecting Industrial Accidents and Occupational Diseases (Quebec) since the Vendor has acquired the Business; and (iv) the Vendor is not aware of any audit currently being performed by the Workplace Safety and Insurance Board (Ontario), Workers Compensation Board (B.C.) or the Commission de la sante et de la securite du travail (Quebec).

         (g) All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, Canada Pension Plan premiums, Quebec Pension Plan premiums, accrued wages, salaries and commissions and employee benefit plan payments in respect of the employees of the Business have been materially reflected in the books and records of the Vendor.

7.1.10   PENSION AND RETIREMENT PLANS

         Except for the Group RRSP identified on Schedule 8 hereto, the Vendor does not have any pension or retirement plan for the employees of the Business.

7.1.11   MATERIAL CONTRACTS

         Except for agreements, contracts and commitments in the Ordinary course, none of which has a term of more than three months or any agreement, contract or commitment under which the obligations of the Vendor do not exceed $50,000 individually, the Vendor is not a party to or bound by or subject to any agreement, contract or commitment, written or oral, of any nature or kind relating to the Business except for:

         (a) forward commitments by the Vendor for supplies or materials entered into in the Ordinary course of the Business for use in the Business;

         (b)      service contracts on office equipment;

         (c)      the Personal Property Leases;

         (d)      the Lease;

         (e)      insurance policies covering the Business;

         (f) the agreements, contracts and commitments set forth and described in Schedule 5;

         (g) employment and other agreements or commitments and benefit plans identified on Schedule 8; and

         (h)      those other agreements, contracts or commitments disclosed in
                  Schedule 9.

7.1.12   STATUS OF AGREEMENTS

         Each of the agreements, contracts and commitments which the Vendor is a party to or bound by or subject to relating to the Business referred to in
Section 7.1.11 is valid and subsisting and in good standing, there is no material default by the Vendor thereunder or, to the best of the knowledge of the Vendor, any other party thereto, and, to the best of the knowledge of the Vendor, there are no facts which, after notice or lapse of time or both, would constitute such a default. The Vendor is entitled to all rights and benefits under each of such agreements or contracts and commitments. The Vendor has provided a true copy of all such agreements, contracts and commitments to the Purchaser.

7.1.13 LEASES

         The Lease and the Personal Property Leases are valid and subsisting, there is no material default thereunder by the Vendor or, to the best of the knowledge of the Vendor, any other party thereto, and the Vendor is entitled to all rights and benefits thereunder. The Vendor has the exclusive right to occupy and use the Leased Premises in accordance with the terms of the Lease. The Vendor has provided a true copy of the Lease and the Personal Property Leases to the Purchaser.

7.1.14   TRADEMARK

         (a) The trademark "Azerty" is, subject to the terms of the Trademark Assignment and Administration Agreement, owned by the Vendor in Canada and is registered in the Canadian Intellectual Property Office (Trademarks) under Registration No. TMA294,047.

         (b) The use of the Trademark by the Vendor in conducting the Business does not in any material respect infringe upon or breach any intellectual property rights of any other person and the Vendor is not aware of any infringement or violation by any other person of the rights of the Vendor to the Trademark.

         (c) To the knowledge of the Vendor, the conduct of the Business does not in any material respect infringe upon or breach any intellectual property rights of any other person.

         (d) The rights, benefits and obligations relating to the Trademark as set out in the Trademark Assignment and Administration Agreement have not been modified, limited or affected by the terms of the asset purchase agreement dated November 17, 1998 made between Axidata Inc., Abitibi-Consolidated Inc., the Vendor (formerly, 3553906 Canada Inc.) and Miami. No consent of any party is required in connection with the assignment by the Vendor to the Purchaser of the Trademark Assignment and Administration Agreement.

         (e) Other than the Trademark, there are no other trademarks or other material intellectual property rights used in the Business.

         (f) Subject to entering into the MicomPro Agreement in form satisfactory to the Vendor, acting reasonably, as contemplated in Section 10.1.9, the Vendor has the right to make available to the Purchaser for the Purchaser's use a copy of the Interact software currently used by the Vendor in its business (including a copy of the current object code and source code with respect thereto) without any third party consent or notice requirements. To the best of the Vendor's knowledge, no one has asserted that the Vendor does not have such right or, except with respect to fees payable to MicomPro Limited, that the Vendor has any obligation to pay any licensing or other fees, royalties or similar payments in connection with the Vendor's use of such software.

7.1.15   ACCOUNTS RECEIVABLE

         The Accounts Receivable which are being purchased by the Purchaser have arisen in the ordinary course of the Business, are bona fide, good and collectible without set-off or counterclaim.

7.1.16   LEGAL PROCEEDINGS

         Except as set forth and described in Schedule 10, there is no Legal Proceeding (whether or not purportedly on behalf of the Vendor) involving a claim in excess of $10,000 that is in progress or pending or, to the knowledge of the Vendor, threatened against or affecting the Vendor relating to the Business or the Purchased Assets at law or in equity or before or by any Tribunal. To the best of the knowledge and belief of the Vendor there are no grounds on which any such Legal Proceeding might be commenced with any reasonable likelihood of success. Except as set forth and described in Schedule 10, the Vendor has not received notice of any judgment, decree, injunction, ruling, order or award of any Tribunal outstanding against or affecting the Vendor relating to the Business or the Purchased Assets.

7.1.17   COMPLIANCE WITHAPPLICABLE LAWS

         Except in respect of environmental matters which are separately dealt with in Section 7.1.18, the Vendor has conducted and is conducting the Business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction, domestic or foreign, in which the Business is carried on, is not in breach of any of such laws, rules or regulations, except for non-compliance or breaches which in the aggregate are not material.

7.1.18   ENVIRONMENTAL MATTERS

         (a) The Vendor is not in violation of, and has not violated, in connection with the operations of the Business any applicable federal, provincial, municipal or local laws, regulations, orders, policies or guidelines, permits, licences, certificates or approvals, domestic or foreign, of any governmental authorities ("ENVIRONMENTAL LAWS") relating to the protection of the environment, occupational health and safety, or the manufacturing, processing, distribution, use, treatment, storage, disposal, discharge, packaging, transport, handling, containment, clean-up or other remediation or corrective action of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances ("HAZARDOUS SUBSTANCES"),

         (b) The Vendor has not used or permitted to be used, except in compliance with all Environmental Laws, any of its properties or facilities used in connection with the Business to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

         (c) To the best of the knowledge of the Vendor, no building, structure or improvement owned or leased by the Vendor in connection with the Business is or ever has been insulated with urea formaldehyde insulation, and none of such buildings or structures contains or ever has contained asbestos or PCBs;

         (d) Except as disclosed in Schedule 10, and with respect to those matters related to the Environmental Remediation, the Vendor has not caused or permitted, nor to the knowledge of the Vendor has there been any, release, emission, spill or discharge, in any manner whatsoever, of any Hazardous Substance on, in, around, from or in connection with any of the properties or assets used in the Business. Except as disclosed in Schedule 10, all Hazardous Substances and all other wastes and other materials and substances used in whole or in part by the Vendor or resulting from the Business have been disposed of, treated and stored by the Vendor in compliance with all Environmental Laws; and

         (e) There are no orders, rulings or directives issued, pending or to the Vendor's knowledge threatened against the Vendor under or pursuant to any Environmental Laws requiring any work, repairs, construction or capital expenditures with respect to the operation of the Business.

7.1.19   RESIDENCE OF VENDORS; GST STATUS

         The Vendor is not a non-resident of Canada within the meaning of the INCOME TAX ACT (Canada). The Vendor is registered for purposes of the GST Legislation and its registration number is 881118228RT0001. The Vendor is registered for the purposes of the QST and its registration number is M1021873264.

7.1.20   SALES OF THE BUSINESS

         (a) The Vendor together with its affiliates (as such term is used in the COMPETITION ACT (Canada)) do not, based on their financial statements for their last completed fiscal year, have assets in Canada or annual gross revenues from sales in, from or into Canada which exceed, in either case,

                  $300,000,000 dollars within the meaning of and as determined by S. 109 of the COMPETITION ACT (Canada) and the regulations thereto.

         (b) Sales in or into the United States attributable to the Purchased Assets did not aggregate (U.S.) $25 million dollars or more during the Vendor's most recent fiscal year as set forth in Rule 802.50(a) of the Exemption Rules promulgated under the HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT of 1976, as amended.

7.1.21   CUSTOMERS AND SUPPLIERS

         In the six month period up to the date hereof, there has been no termination or cancellation of, and no modification or change in, the Vendor's business relationship with, any major customer or major supplier of the Business (being a customer or supplier of the Business accounting for more than $832,000 in annual sales in the case of a customer and $2,164,000 in annual costs in the case of a supplier). The Vendor has no reason to believe that the relationship with any of the major customers or major suppliers of the Business will not continue after the Closing Date in substantially the same manner as immediately prior to the date of this Agreement.

7.1.22   INSURANCE

         The Vendor maintains fire (with extended risk and casualty coverage), liability, business interruption, use and occupancy and other forms of insurance with reputable and sound insurers covering the Purchased Assets and protecting the Business in such amounts and against such losses and claims as are generally maintained for comparable businesses and properties. Schedule 11 sets forth and describes all insurance policies currently maintained by the Vendor relating to the Purchased Assets and the Business. Each of such insurance policies is valid and subsisting and in good standing and the Vendor is entitled to all rights and benefits thereunder. Schedule 11 sets forth and describes all pending claims under any of such insurance policies. The Vendor has not failed to give any notice or present any claim under any of such insurance policies in due and timely fashion where such failure would have a material adverse effect on the Business. No notice of cancellation or non-renewal with respect to, nor disallowance of any claim under, any of such insurance policies has been received by the Vendor. To the best of the knowledge and belief of the Vendor there are no circumstances or occurrences which would or might form the basis of a material increase in premiums for the current insurance coverage maintained by the Vendor relating to the Business.

7.1.23   DISCLOSURE

         The representations and warranties of the Vendor included in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to a prospective purchaser of the Purchased Assets.

7.1.24   NO CONFIDENTIAL INFORMATION

         The Vendor has no Confidential Information which has not already been reviewed or made available for review by the Purchaser.

7.2      NO OTHER REPRESENTATIONS AND WARRANTIES

         Except for the representations and warranties set forth in this Article 7, the Vendor makes no further representations or warranties to the Purchaser, whether express or implied, statutory or otherwise, with respect to the Purchased Assets or the Business.

                                    ARTICLE 8
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

8.1      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying on such representations and warranties in connection with the transactions herein contemplated:

8.1.1 INCORPORATION, ORGANIZATION AND AUTHORITY OF THE PURCHASER DUE AUTHORIZATION OF AGREEMENT AND ENFORCEABILITY OF OBLIGATIONS

         The Purchaser is a corporation duly incorporated and subsisting under the laws of the State of Illinois, U.S.A. and has the necessary corporate power, authority and capacity to enter into this Agreement, to purchase the Purchased Assets from the Vendor as herein contemplated and to perform its other obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on behalf of the Purchaser, and this Agreement has been duly and validly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

8.1.2    CONFLICTING INSTRUMENTS, ETC.

         The entering into of this Agreement by the Purchaser and the performance of its obligations hereunder do not and will not conflict with or result in the breach or violation of (i) the constating documents or by-laws of the Purchaser, (ii) subject to obtaining any consent, approval, permit or acknowledgement which may be required thereunder in connection with the completion of the transactions herein contemplated, any agreement, contract or commitment, written or oral, which the Purchaser is a party to or bound by or subject to, or (iii) any law or regulation, domestic or foreign, or any judgment, decree, injunction, ruling, order or award of any Tribunal.

8.1.3    LEGAL PROCEEDINGS

         There is:

         (a) no Legal Proceeding (whether or not purportedly on behalf of the Purchaser) in progress, pending, threatened against or affecting the Purchaser at law or in equity or before or by any Tribunal and, to the best of the knowledge and belief of the Purchaser, there are no grounds on which any such Legal Proceeding might be commenced with any reasonable likelihood of success; and

         (b) no judgment, decree, injunction, ruling, order or award of any Tribunal outstanding against or affecting the Purchaser;

which, in any such case, might adversely affect the ability of the Purchaser to enter into this Agreement or to perform their respective obligations hereunder.

8.1.4    GST STATUS

         The Purchaser is registered for purposes of the GST Legislation and its registration number is 89555 7759 RT 0001. The Purchaser is registered for the purposes of the QST and its registration number is 102 346 2059 TQ 0001.

8.1.5    FINANCIAL CAPABILITY

         The Purchaser expects to have sufficient funds or capital commitments in place to purchase the Purchased Assets on the terms and conditions contained in this Agreement.

8.1.6    INVESTMENT CANADA ACT

         The Purchaser is a "non-Canadian" as defined within the INVESTMENT CANADA ACT.

8.1.7    SALES OF THE BUSINESS

         The Purchaser and its other its affiliates (as such term is used in the COMPETITION ACT (Canada)) do not, based on their financial statements for their last completed fiscal year, have assets in Canada or annual gross revenues from sales in, from or into Canada which exceed, in either case, $20,000,000 dollars within the meaning of and as determined by S. 109 of the COMPETITION ACT (Canada) and the regulations thereto.

8.1.8    DISCLOSURE

         The representations and warranties of the Purchaser included in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading.

                                   ARTICLE 9
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

9.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE VENDOR

         The representations and warranties of the Vendor contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement (except in respect of a breach thereof which has been disclosed in writing to the Purchaser prior to the Time of Closing) shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Purchaser with respect thereto, shall continue in full force and effect for the benefit of the Purchaser provided, however, that no claim in respect thereof shall be valid unless it is made within two (2) years from the Closing Date and in accordance with the provisions set forth in Article 17 and, upon the expiry of such limitation period referred to above, the Vendor shall have no further liability to the Purchaser with respect to any of such representations and warranties, except in respect of claims which have theretofore been made in accordance with the provisions set forth above.

9.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The representations and warranties of the Purchaser contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement (except in respect of a breach thereof which has been disclosed in writing to the Vendor prior to the Time of Closing) shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Vendor with respect thereto, shall continue in full force and effect for the benefit of the Vendor provided, however, that no claim in respect thereof shall be valid unless it is made within a period of two (2) years from the Closing Date and in accordance with the provisions set forth in Article 17 and, upon the expiry of such limitation period, the Purchaser shall have no further liability to the Vendor with respect to any of such representations or warranties, except in respect of claims which have theretofore been made in accordance with the provisions set forth above.

                                   ARTICLE 10
                             COVENANTS OF THE VENDOR

10.1     COVENANTS OF THE VENDOR

         The Vendor hereby covenants and agrees with the Purchaser as follows:

10.1.1   INVESTIGATIONS AND AVAILABILITY OF RECORDS

         Subject as hereinafter provided, between the date hereof and the Closing Date the Vendor shall permit the Purchaser to make such investigations of the Business and the Purchased Assets as the Purchaser reasonably deems necessary or desirable to confirm the representations and warranties of the Vendor contained herein; provided that such investigations shall be carried out without undue interference with the operations of the Business and the Vendor shall co-operate in facilitating such investigations and shall furnish copies, at the Purchaser's cost, of all such documents and materials relating to such matters as may be reasonably requested by or on behalf of the Purchaser.

10.1.2   CONSENTS, ETC.

         Commencing forthwith after the date hereof the Vendor shall use commercially reasonable efforts to obtain at or prior to the Time of Closing all necessary consents, approvals, permits and acknowledgements which may be required in connection with the completion of the transactions herein contemplated.

10.1.3   CONDUCT OF THE BUSINESS

         (a) Between the date hereof and the Time of Closing the Vendor shall:

                  (i) cause the Business to be carried on in the ordinary course; and

                  (ii) use commercially reasonable efforts to preserve the Business and the goodwill of suppliers, customers and others having relations with the Business; and

                  (iii) use commercially reasonable efforts to retain the services of the present employees of Business.

         (b) Between the date hereof and the Time of Closing the Vendor shall not (except as may be otherwise required or contemplated by the provisions of this Agreement), without the prior written consent of the Purchaser, not to be unreasonably withheld or delayed:

                  (i) become a party to or bound by or subject to any new agreement, contract or commitment relating to non-inventory suppliers of the Business, or amend or concur in the amendment of any such existing agreement, contract or commitment to the Business that will result in non-inventory expenditures by the Business in excess of $200,000 in any one year period. Notwithstanding the foregoing, the Vendor shall not be limited with respect to any purchases of inventory in the Ordinary course.

                  (ii) make or authorize any capital expenditure relating to the Business except in the ordinary course of business and the aggregate cost of all such capital expenditures shall not exceed $200,000;

                  (iii) become a party to or bound by or subject to any new agreement or arrangement with respect to Employee Benefits relating to the Business (other than an employment or personal services agreement or arrangement which is terminable without liability on no more than 30 days' notice) or amend or concur in the amendment of or increase any payment under any existing agreement or arrangement with respect to Employee Benefits relating to the Business other than such as is required or contemplated by an existing agreement, policy or practice as to periodic review of Employee Benefits;

                  (iv) purchase, sell or lease any of the Purchased Assets other than in the ordinary course of business;

                  (v) create or permit the creation of any new Encumbrance on any of the Purchased Assets (except for any lien for unpaid Taxes not yet due) or amend or concur in the amendment of any such existing Encumbrance; or

                  (vi) change or alter the overall physical content or character of any Inventories so as to materially affect the nature of the Business or materially and adversely change the value of such Inventories from that reflected in the Financial Statements;

         or agree or become bound to do any of the foregoing.

10.1.4   DELIVERY OF AGREEMENTS

         The Vendor shall execute and deliver to the Purchaser at the Time of Closing

                  (i) a non-competition agreement in the form of the unexecuted non-competition agreement annexed hereto as Schedule 12;

                  (ii) a logistics agreement in the form of the unexecuted logistics information technology agreement annexed hereto as Schedule 13; and

                  (iii) a paper supply agreement in the form of the unexecuted paper supply agreement annexed hereto as
                           Schedule 14.

10.1.5   SECTION 6 (RETAIL SALES TAX ACT (ONTARIO)) CERTIFICATE

         Forthwith upon the execution of this Agreement the Vendor shall apply for and deliver to the Purchaser on or before Closing a certificate issued by the Minister of Revenue pursuant to Section 6 of the Retail Sales Tax Act (Ontario) and the equivalent certification in other jurisdictions where a material part of the Purchased Assets are located, which certificate(s) shall indicate that the Vendor has paid all taxes collectable or payable under the said Act in respect of the Division or has entered into an arrangement satisfactory to the said Minister, or the equivalent authority in each other relevant jurisdiction, for the payment of such taxes.

10.1.6   ARRANGEMENT RE: CHEQUES

         The Vendor shall make arrangements at the Time of Closing, satisfactory to the Purchaser, to ensure that all cheques or other payments received by the Vendor from and after the Time of Closing which relate to the Accounts Receivable shall be endorsed over without recourse and delivered to the Purchaser, except to the extent uncollected Accounts Receivable have been reassigned to the Vendor under Section 4.5.

10.1.7   ARRANGEMENT RE: TELEPHONE AND FAX NUMBERS

         The parties will use commercially reasonable efforts to transfer to the Purchaser the rights in the telephone and fax numbers identified in
Section 3.1(l).

10.1.8   FIXED ASSETS

         The Vendor will provide to the Purchaser a list of the fixed assets of the Business to be transferred to the Purchaser on Closing based on the list of fixed assets attached as Schedule 3.

10.1.9   INTERACT SOFTWARE AGREEMENT

         The Vendor will make reasonable commercial efforts to enter into (i) a software service agreement (the "MICOMPRO AGREEMENT") with MicomPro Limited ("MICOMPRO") relating to the "Interact" software (the "SOFTWARE") substantially in the form of the Draft No. 2, June 12, 2000 version of such agreement prepared by Fraser Milner Casgrain, in such final form agreed to by the Vendor and the Purchaser, each acting reasonably, and (ii) a licence agreement (the "Interact Licence Agreement") with the Purchaser, in order to satisfy the conditions contained in Sections 14.1.9 and 15.1.6.

                                   ARTICLE 11
                           COVENANTS OF THE PURCHASER

11.1     COVENANTS OF THE PURCHASER

         The Purchaser hereby covenants and agrees with the Vendor as follows:

11.1.1   CONFIDENTIALITY

         The parties hereto acknowledge and agree that the Confidentiality Agreement continues to apply in accordance with its terms between the date hereof and Closing.

11.1.2   VENDOR SUPPLY AGREEMENTS

         The Purchaser acknowledges that the Vendor Supply Agreements have been entered into by the Vendor in respect of the Business and in respect of its Compu-Redi/Tenex business. It is the intention of the Purchaser and the Vendor that they will each take commercially reasonable steps to renegotiate the Vendor Supply Agreements with the relevant vendors thereto in order to extend the benefits thereof to the Purchaser and to fully co-operate with each other with respect thereto.

11.1.3   CONSENTS

         Commencing forthwith after the date hereof, the Purchaser will fully co-operate with the Vendor and take all commercially reasonable steps, including executing any documents reasonably required, to allow the Vendor to obtain at or prior to the Time of Closing all necessary consents, approvals, permits and acknowledgements required to be obtained under Section 10.1.2.

11.1.4   DELIVERY OF AGREEMENTS

         The Purchaser shall execute and deliver to the Vendor at the Time of Closing the non-competition agreement, logistics information technology agreement and paper supply agreement referred to in Section 10.1.4.

11.1.5   TAXES

         After Closing the Purchaser shall furnish or cause to be furnished to the Vendor, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Business or the Purchased Assets as is reasonably necessary for the filing by the Vendor of any Tax Return, for the preparation for any audit or for the prosecution or defense of any Legal Proceeding or proposed adjustment relating to Taxes of the Vendor or the Purchaser relating to the Business or the Purchased Assets.

11.1.6   MAINTENANCE AND ACCESS TO RECORDS

         The Purchaser agrees that it will retain all books and records and any other documents, information and files relating to the Business or the Purchased Assets delivered to it by the Vendor and relating to any period ending on or prior to the Closing Date for a period of six years following the Closing Date. So long as such books and records and such other documents, information and files are retained by the Purchaser, the Vendor or its authorized representatives shall have reasonable access thereto in connection with the affairs of the Vendor relating to its Tax matters.

11.1.7   FIXED ASSETS

         The Purchaser will timely and in good faith review the list of fixed assets to be prepared by the Vendor under Section 10.1.8 with a view to satisfying the Purchaser's condition to closing contained in Section 14.1.8.

11.1.8   INTERACT SOFTWARE AGREEMENT

         The Purchaser will, acting reasonably and in good faith, co-operate with the Vendor and MicomPro to finalize the MicomPro Agreement, the Interact Licence Agreement and a licence agreement between the Purchaser and MicomPro (the "MicomPro Licence Agreement") in order to satisfy the conditions in Sections 14.1.9 and 15.1.6.

                                   ARTICLE 12
                                EMPLOYEE MATTERS

12.1     EMPLOYEES AND TRANSFERRED EMPLOYEES

         (a) Subject to the Closing taking place as herein contemplated, the Purchaser shall offer employment to be effective and commence at the Effective

                  Time to each of the employees of the Business whose names are set forth in Section 8(a) of Schedule 8, on no less favourable terms and conditions as to Employee Benefits as were in effect immediately prior to the Effective Time. The Purchaser shall assume and shall indemnify the Vendor from and against any and all obligations including reasonable legal costs with respect to the Transferred Employees arising after the Effective Time and shall recognize the service of the Transferred Employees for all purposes including, without limitation, Employee Benefits, as if they had been employed by the Purchaser since their individual dates of hire by the Vendor or its predecessors to the Business. Notwithstanding the foregoing, the Vendor shall be responsible for any liability including, without limitation, liability for severance and termination costs and for Employee Benefits in respect of any employee who has not accepted the Purchaser's offer of employment as aforesaid.

         (b) All liabilities and costs in respect of employees of the Business including premiums for employment insurance, Canada Pension Plan, Quebec Pension Plan, employer health tax, applicable statutory hospitalization insurance, workers' compensation assessments, Labour Standards Assessments, accrued wages, salaries and commissions, vacation pay, employee benefit plan payments and employee bonus and incentive payments will be adjusted to the Effective Time and shall be for the account of the Vendor to the extent they relate to the period up to and including the Effective Time (except to the extent accrued on the Closing Date Net Asset Listing) and of the Purchaser, in respect of the Transferred Employees only, to the extent they relate to the period following the Effective Time. The Purchaser undertakes and agrees that if it has received payment from the Vendor (or an adjustment credit from the Vendor) in respect of any entitlements of Transferred Employees for the period up to the Effective Time, the Purchaser will make payment of such amounts to the respective Transferred Employees who are entitled thereto.

                                   ARTICLE 13
                             BULK SALES LEGISLATION

13.1     BULK SALES COMPLIANCE

         The parties hereto believe that, assuming compliance with this Agreement by both the Vendor and the Purchaser, it is both unnecessary for the protection of the Vendor's creditors and impracticable to comply with the Bulk Sales Legislation in the various jurisdictions in which the Purchased Assets are located. Accordingly, in the event that any creditor of the Vendor should make any claim against either the Purchaser or the Purchased Assets which is wholly or partially based on the premise that the sale of the Purchased Assets did not conform in any particular to the requirements of the Bulk Sales Legislation of any such jurisdiction, the Vendor agrees to indemnify and save the Purchaser harmless from and against any claim for principal, interest and costs, including reasonable legal and accounting fees, whether or not the claim is ultimately proved to be well founded, except to the extent that the claim relates to a liability of the Business after the Effective Time or which is to be assumed by the Purchaser hereunder and which the Purchaser has failed to discharge.

                                   ARTICLE 14
                        PURCHASER'S CONDITIONS OF CLOSING

14.1     CONDITIONS FOR THE BENEFIT OF THE PURCHASER

         The transactions herein contemplated, including the sale and purchase of the Purchased Assets in accordance with the terms of this Agreement, are subject to the following conditions, each of which is hereby declared to be for the exclusive benefit of the Purchaser. Each of such conditions is to be fulfilled and/or performed at or prior to the Time of Closing. The Vendor agrees to use commercially reasonable efforts to cause each of such conditions to be fulfilled and/or performed at or prior to the Time of Closing.

14.1.1   TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE VENDOR

         The representations and warranties of the Vendor contained in this Agreement and in any agreement, certificate or other document delivered or given pursuant to this Agreement (including, without limitation, the representations and warranties set forth in Article 7) shall, except to the extent required to be modified to reflect the satisfaction of the terms of this agreement, be true and correct on the date hereof and at the Time of Closing in all material respects with the same force and effect as if such representations and warranties had been made on and as of each of such times. The Vendor shall deliver to the Purchaser at the Time of Closing a certificate to such effect and to the effect that as of the Closing Date each of the conditions set forth in this Article 14 have been complied with in all material respects.

14.1.2   PERFORMANCE OF COVENANTS, ETC, BY THE VENDOR

         The Vendor shall have performed in all material respects all obligations, covenants and agreements contained in this Agreement to be performed by the Vendor at or prior to the Time of Closing including, without limitation, the covenants set forth in Article 10.

14.1.3   LEGAL OPINION

         Legal opinions of Messrs. Fraser Milner Casgrain and Elias, Matz, Tiernan & Herrick, L.L.P. dated the Closing Date substantially in the form attached as Schedule 15 shall have been received by the Purchaser at the Time of Closing.

14.1.4   CONSENTS, ETC.

         There shall have been obtained from all appropriate Persons such consents, approvals, permits and acknowledgements as may be reasonably required in connection with the completion of the transactions herein contemplated, except to the extent that failure to obtain such consents would not have a material adverse effect on the Business or would not affect the ability of the Vendor to consummate the transactions contemplated hereby. Such consents shall include, in any event, a consent and estoppel certificate under the Lease and a consent under the Vendor's agreement with The Business Depot Ltd. As contemplated in Section 11.1.2, the

Purchaser shall have completed to its reasonable satisfaction its negotiation of vendor supply agreements with Hewlett-Packard (Canada) Ltd., Lexmark Canada Inc. and Canon Canada Inc.

14.1.5   NO ACTION TAKEN RESTRICTING SALE

         No Legal Proceeding shall have been commenced or shall be pending or threatened against the Vendor at law or in equity or before or by an Tribunal which would affect the title of the Vendor to the Purchased Assets or would enjoin, restrict or prohibit or would have the effect of preventing the completion of the transactions herein contemplated, including the sale and purchase of the Purchased Assets in accordance with the terms of this Agreement or which might adversely affect the ability of the Vendor to enter into this Agreement or to perform its obligations hereunder.

14.1.6   MATERIAL ADVERSE CHANGE

         Between the date hereof and the Time of Closing:

         (a) no substantial damage by fire or other hazard to the Purchased Assets shall have occurred;

         (b) no legal proceeding shall have been commenced or shall be pending or threatened against the Vendor at law or in equity or before or by any Tribunal; and

         (c) no change in the operations, affairs or condition (financial or otherwise) or relationships with customers or suppliers of the Business shall have occurred;

which, in the case of any such occurrence, would have a material adverse effect on the Business or the Purchased Assets or the Vendor's ability to transfer the Purchased Assets at the Closing.

14.1.7   BANK FINANCING

         The Purchaser shall have arranged financing with such financial institution or institutions as the Purchaser may choose in order to effect the acquisition contemplated hereby on terms satisfactory to it, acting reasonably, and the funds drawn down by the Purchaser thereunder shall have been made available to the Purchaser conditional on completion of such acquisition.

14.1.8   FIXED ASSETS

         The Purchaser shall, acting reasonably and in good faith, have satisfied itself as to the identity of the specific fixed assets to be included as part of the Purchased Assets referred to in Section 3.1(a) and to be provided by the Vendor pursuant to Section 10.1.8.

14.1.9   INTERACT SOFTWARE

         (a) The Purchaser shall be satisfied, acting reasonably, that on entering into Step 2 (as described in the form of the logistics information technology agreement annexed hereto as
                  Schedule 13) the Purchaser will be entitled to receive a copy of the object code and source code of the Software and will be entitled to use and modify the Software in perpetuity without the payment of any royalty fees, user fees or similar payments at any time, as contemplated in the logistics information technology agreement.

         (b) The Purchaser shall have received from each of the Vendor and MicomPro a perpetual, royalty free, irrevocable, non-exclusive licence to use the Software in and for the purpose of the Purchaser's business on terms and conditions satisfactory to the Purchaser, acting reasonably.

14.2     NON-FULFILMENT OF CONDITIONS, ETC. FOR THE BENEFIT OF THE PURCHASER

         In the event that any condition, obligation, covenant or agreement of the Vendor to be fulfilled and/or performed hereunder at or prior to the Time of Closing, including, without limitation, the conditions set forth in this Article 14, shall not be fulfilled and/or performed at or prior to the Time of Closing, the Purchaser may rescind this Agreement by notice to the Vendor and in such event the Purchaser shall be released from all obligations hereunder except those set forth in Section 11.1.1 and, unless the Purchaser can show that the one or more conditions, obligations, covenants or agreements for the non-fulfilment or non-performance of which the Purchaser has rescinded this Agreement is or are reasonably capable of being fulfilled and/or performed or caused to be fulfilled and/or performed by the Vendor then the Vendor shall also be released from all obligations hereunder; provided, however, that any of the said conditions, obligations, covenants or agreements may be waived in whole or in part by the Purchaser without prejudice to the Purchaser's right of rescission in the event of the non-fulfilment and/or non-performance of any other condition, obligation, covenant or agreement, any such waiver to be binding on the Purchaser only if the same is in writing.

                                   ARTICLE 15
                         VENDOR'S CONDITIONS OF CLOSING

15.1     CONDITIONS FOR THE BENEFIT OF THE VENDOR

         The transactions herein contemplated, including the sale and purchase of the Purchased Assets in accordance with the terms of this Agreement, are subject to the following conditions, each of which is hereby declared to be for the exclusive benefit of the Vendor. Each of such conditions is to be fulfilled and/or performed at or prior to the Time of Closing. The Purchaser covenants and agrees to use commercially reasonable efforts to cause each of such conditions to be fulfilled and/or performed at or prior to the Time of Closing.

15.1.1   TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The representations and warranties of the Purchaser contained in this Agreement in any agreement, certificate or other document delivered or given pursuant to this Agreement

(including, without limitation, the representations and warranties set forth in Article 8) shall, except to the extent required to be modified to reflect the satisfaction of the terms of this Agreement, be true and correct on the date hereof and at the Time of Closing in all material respects with the same force and effect as if such representations and warranties had been made on and as of each of such times. The Purchaser shall deliver to the Vendor at the Time of Closing a certificate to that effect and to the effect that as of the Closing Date each of the conditions set forth in this Article 15 has been complied with in all material respects.

15.1.2   PERFORMANCE OF COVENANTS, ETC. BY THE PURCHASER

                  The Purchaser shall have performed in all material respects all obligations, covenants and agreements contained in this Agreement to be performed by it at or prior to the Time of Closing, including, without limitation, the covenants set forth in Article 11.

15.1.3   CONSENTS, ETC.

         There shall have been obtained from all appropriate Persons such consents, approvals, permits and acknowledgements as may be required in connection with the completion of the transactions herein contemplated, except to the extent that failure to obtain such consents would not have a material adverse effect on the Business or would not affect the ability of the Purchaser to consummate the transactions contemplated hereby. The re-negotiation of the Vendor Supply Agreements contemplated in Section 11.1.2 for the supply of products for the Compu-Redi/Tenex business shall have been completed to the Vendor's reasonable satisfaction.

15.1.4   NO ACTION TAKEN RESTRICTING SALE

         No Legal Proceeding shall have been commenced or shall be pending or threatened against the Purchaser at law or in equity or before or by any Tribunal which would adversely affect, enjoin, restrict or prohibit or would have the effect of preventing the completion of the transactions herein contemplated, including the sale and purchase of the Purchased Assets in accordance with the terms of this Agreement or which might adversely affect the ability of the Purchaser to enter into this Agreement and to perform its respective obligations hereunder.

15.1.5   LEGAL OPINION

         A legal opinion of Messrs. Davies, Ward & Beck and Susan Maloney Meyer, General Counsel for the Purchaser, dated the Closing Date substantially in the form attached as Schedule 16 shall have been received by the Vendor at the Time of Closing.

15.1.6   INTERACT SOFTWARE

         The Vendor, acting reasonably, will be satisfied with the arrangements between the Vendor, MicomPro and the Purchaser relating to ownership and use of the Software to be set out in the Interact Licence Agreement, the MicomPro Licence Agreement and the MicomPro Agreement so that the conditions contained in Section 14.1.9 can be fulfilled.

15.2     NON-FULFILMENT OF CONDITIONS ETC. FOR THE BENEFIT OF THE VENDOR

         In the event that any condition, obligation, covenant or agreement of the Purchaser to be fulfilled and/or performed hereunder at or prior to the Time of Closing, including, without limitation, the conditions set forth in this Article 15, shall not be fulfilled and/or performed at or prior to the Time of Closing, the Vendor may rescind this Agreement by notice to the Purchaser and in such event the Vendor shall be released from all obligations hereunder and, unless the Vendor can show that the one or more conditions, obligations, covenants or agreements for the non-fulfilment or non-performance of which the Vendor has rescinded this Agreement is or are reasonably capable of being fulfilled and/or performed or caused to be fulfilled and/or performed by the Purchaser, then the Purchaser shall also be released from all obligations hereunder except those set forth in Section 11.1.1; provided, however, that any of the said conditions, obligations, covenants or agreement may be waived in whole or in part by the Vendor without prejudice to its right of rescission in the event of the non-fulfilment and/or non-performance of any other condition, obligation, covenant or agreement, any such waiver to be binding upon the Vendor only if the same is in writing.

                                   ARTICLE 16
                             CLOSING ARRANGEMENTS

16.1     DATE, TIME AND PLACE OF CLOSING

         The Closing shall take place at the Time of Closing on the Closing Date at the offices of Fraser Milner, 42nd Floor, 1 First Canadian Place, Toronto, Ontario at or at such other time, on such other date and/or at such other place as may be agreed upon by the parties hereto.

16.2     CLOSING ARRANGEMENTS

         At the Time of Closing and subject to the fulfilment of all the terms and conditions set forth in this Agreement which have not been waived in writing by the parties hereto, respectively:

16.2.1   PURCHASE AND SALE OF PURCHASED ASSETS

         The Vendor shall sell to the Purchaser the Purchased Assets and the Purchaser shall purchase the Purchased Assets from the Vendor and pay and satisfy the Purchase Price, all as hereinafter provided.

16.2.2   DELIVERY OF CLOSING DOCUMENTS

         The parties hereto shall execute and deliver all deeds, conveyances, bills of sale, assurances, transfers, assumption agreements, assignments and consents (including all necessary consents and approvals to the assignment of the Lease, Personal Property Leases and the contracts, agreements and commitments referred to in clause (e) of Section 3.1) and any other documents as shall be necessary or reasonably required to effectively transfer the Purchased Assets to the Purchaser and assign the Assumed Liabilities to the Purchaser (and to have the Purchaser assume the Assumed Liabilities) or to otherwise carry out the transactions provided for in this Agreement.

16.2.3   ACTUAL POSSESSION

         The Vendor shall deliver actual possession of the Purchased Assets to the Purchaser as of the Effective Time.

16.2.4   TRADEMARK ASSIGNMENT AND ADMINISTRATION AGREEMENT

         The Trademark Assignment and Administration Agreement will be assigned to the Purchaser.

16.2.5   PAYMENT OF PURCHASE PRICE

         Upon the fulfilment of the foregoing provisions of this Article 16 and subject to all the other terms and conditions contained in this Agreement being complied with, the Purchaser shall pay and satisfy the Purchase Price in the manner specified in Article 6.

16.2.6   TENDER

         Any tender of documents or money may be made on the party or parties designated to receive such documents or money or their respective legal counsel.

                                   ARTICLE 17
                                 INDEMNIFICATION

17.1     INDEMNIFICATION BY VENDOR

         (a) Subject to Section 17.6, in the event that the transactions herein contemplated are completed at the Closing, the Vendor hereby agrees to indemnify and hold the Purchaser harmless from and against any loss, damage, claim, Legal Proceeding, deficiency or expense, including all out-of-pocket costs, and including, without limitation, all reasonable legal and accounting fees (but in all respects on a net after tax basis), relating to, arising from or in connection with the following matters:

                  (i) any misrepresentation or breach of any warranty, obligation, covenant or agreement of the Vendor contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement;

                  (ii) non-compliance with any applicable Bulk Sales Legislation, except for any loss, damage, claim, Legal Proceeding, deficiency or expense resulting from the failure of the Purchaser to pay or discharge in due course those liabilities of the Business to be assumed by the Purchaser as provided in Section 5.1 or relating to the Business after the Effective Time;

                  (iii) unless constituting an Assumed Liability, the assertion against the Purchaser of any liability of the Vendor relating to the operation of the Business prior to Effective Time;

                  (iv) any claims (including claims for severance, notice of termination, breach of contract, constructive dismissal or damages in connection therewith) relating to the employment of any of the employees of the Business or the termination of any of such employees by the Vendor, arising from facts up to the Effective Time, including in respect of employees who do not accept the Purchaser's offer of employment under Section 12, provided that the Vendor shall not be liable for any claims which relate to the termination of employment or constructive dismissal of a Transferred Employee after the Closing; and

                  (v) any liability associated with the Excluded Assets and, for greater certainty, any liability in connection with the toluene contamination at 45 Commander Boulevard, Scarborough, Ontario.

         (b) The obligation of the Vendor to indemnify the Purchaser as set forth in paragraph (a)(i), (ii), (iii) and (iv) of this
                  Section 17 shall be subject to the limitation period referred to in Section 9.1.

17.2     INDEMNIFICATION BY PURCHASER

         (a) Subject to Section 17.6, in the event that the transactions herein contemplated are completed at the Closing, the Purchaser agrees to indemnify and hold the Vendor harmless from and against any loss, damage, claim, Legal Proceeding, deficiency or expense, including all out-of-pocket costs and including, without limitation, all reasonable legal and accounting fees (but in all respects on a net after tax basis), relating to, arising from or in connection with the following matters:

                  (i) any misrepresentation or breach of any warranty, obligation, covenant or agreement of the Purchaser contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement;

                  (ii) the assertion against the Vendor of any claim or liability relating to the Business which arises from an Assumed Liability or the operation of the Business after the Effective Time; and

                  (iii) any claims (including claims for severance, notice of termination, breach of contract, constructive dismissal or damages in connection therewith) relating to the employment of any Transferred Employees or the termination of the employment of any of such employees, which claims arise from facts after the Effective Time.

         (b) The obligation of the Purchaser to indemnify the Vendor as set forth in paragraph (a)(i), (ii), and (iii) of this Section
                  17.2 shall be subject to the limitation period referred to in
                  Section 9.2.

17.3     PROCEDURE FOR INDEMNIFICATION

         (a) A party claiming indemnification under Sections 17.1 or 17.2 (in this Article an "Indemnitee") shall give notice to the party against which indemnification is claimed (in this Article an "Indemnitor") with reasonable promptness upon becoming aware of the claim or other facts upon which a claim for indemnification will be based. The notice shall set forth such information and be accompanied by such documentation with respect thereto as is then reasonably available to the Indemnitee.

         (b) The Indemnitor shall have the right, exercisable by notice to the Indemnitee, given within 21 days following receipt of the aforesaid notice from the Indemnitee, to undertake and assume control of the defence of any such claim asserted by a third party (in this Article a "Third Party Claim"), including the right of compromise or settlement thereof, and the Indemnitee shall co-operate in such defence and make available all information and documentation requested by the Indemnitor with respect thereto;

         (c) Upon the assumption of control by the Indemnitor as aforesaid, the Indemnitor shall diligently proceed with the defence, compromise or settlement of such Third Party Claim at the Indemnitor's sole expense, including employment of counsel reasonably satisfactory to the Indemnitee; and in connection therewith, the Indemnitee shall co-operate fully with, but at the expense of, the Indemnitor, to make available to the Indemnitor all pertinent information, documentation and witnesses under the Indemnitee's control and take such other steps as in the opinion of counsel for the Indemnitor are necessary or desirable to enable the Indemnitor to conduct such defence.

         (d) In the event that the Indemnitor fails to give notice to the Indemnitee as provided in paragraph (b) of this Section 17.3 or in the event that the Indemnitor declines to undertake the defence of any such Third Party Claim when first notified thereof, the Indemnitee shall keep the Indemnitor advised as to the current status and progress thereof, and the Indemnitor shall retain the right to undertake the defence thereof as aforesaid until such Third Party Claim is fully resolved. Unless and until the Indemnitor so undertakes the defence thereof, the Indemnitee agrees not to make any offer of compromise or settlement thereof without first having given 10 days' notice to the Indemnitor. In the event that the

                  Indemnitor so undertakes the defence of any such Third Party Claim the Indemnitee shall nevertheless be entitled to participate in (but not control or direct) the defence, compromise or settlement thereof with counsel of its own choice, and the parties agree to co-operate fully with one another in connection with the defence, compromise or settlement thereof.

17.4     SUBSEQUENT RECOVERY

         In the event that the Indemnitee subsequently recovers all or part of a Third Party Claim (or any other claim for indemnification hereunder) from any other Person legally obligated to pay the same (including, without limitation from proceeds of insurance), the Indemnitee shall forthwith repay to the Indemnitor the amounts so recovered up to an amount not exceeding the amount theretofore paid by the Indemnitor by way of indemnity.

17.5     DETAILS OF CLAIMS

         No claim for indemnity hereunder shall be valid unless and until written notice providing reasonable details of the reasons supporting the claim, including such information and documentation with respect thereto as is then reasonably available to the Indemnitee, is given by the Indemnitee to the Indemnitor at or prior to the expiration of the applicable limitation periods herein provided for. Before claiming against the Indemnitee, the Indemnitor shall, to the extent available, take all reasonable steps to properly claim any insurance that may cover the claim against the Indemnitee.

17.6     DE MINIMIS/LIMITATION

         Notwithstanding any other provision of this Agreement, but subject to
Section 4.5, no party hereto shall assert against any other party hereto any claim or claims for indemnity hereunder (other than a claim under Section 17.1(a)(v) hereof), unless the aggregate amount of the claim or claims asserted to that date, including the claim or claims then being asserted, is at least $142,500 and then only to the extent that the amount of the claim or claims exceeds $142,500. The aggregate maximum amount of any and all payments to be made by the Vendor under this Article 17, or otherwise under the Agreement, for claims (other than a claim under Section 17.1(a)(v) hereof) made by the Purchaser shall be $40,000,000.

17.7     ESCALATION PROCEDURE

         In the event of a dispute or conflict in connection with this Agreement, the Vendor and Purchaser agree that, before any claim is made to any third party, including any court or tribunal, a senior officer from each of the Vendor and/or Miami and the Purchaser shall meet in person and shall attempt in good faith to resolve the matter. If such resolution is not possible, the parties shall then submit such dispute or conflict to a third party if such is contemplated in the Agreement, and if not so contemplated, to any court or tribunal of competent jurisdiction.

                                   ARTICLE 18
                                 MIAMI GUARANTEE

18.1     MIAMI GUARANTEE

         In consideration of the transaction referred to herein and of other good and valuable consideration, Miami hereby guarantees to the Purchaser irrevocably, absolutely and unconditionally, the complete performance of all of the Vendor's obligations under this Agreement and the Logistics Agreement. The obligations of Miami hereunder shall arise if and only to the extent any payment to the Purchaser by the Vendor under this Agreement or the Logistics Agreement is not made when due or the Vendor fails to perform any of its other obligations under this Agreement or the Logistics Agreement, in which case, Miami must either perform or cause the performance thereof. 18.2 MIAMI REPRESENTATIONS

         Miami hereby represents and warrants that:

         (a) as of the date hereof Miami is a corporation incorporated under the laws of the State of Ohio and has not been dissolved and subject to the approval of Miami's shareholders as of the Closing Date, Miami will be a corporation incorporated under the laws of the State of Maryland and will not have been dissolved.

         (b) As of the Closing Date, this Agreement will have been duly authorized, executed and delivered by Miami and will constitute a valid and binding obligation of Miami enforceable against it in accordance with its terms.

         (c) As of the Closing Date, neither the execution and delivery of this Agreement by Miami, the consummation of the transactions contemplated hereby nor the fulfilment by Miami of the terms, conditions and provisions hereof will contravene or violate or result in the breach (with or without the giving of notice or lapse of time, or both) or require the consent of any Person under:

                  (i) any law, regulation, rule or policy other than the bulk sales legislation in each province in which the Purchased Assets are located;

                  (ii) any judgement, order, writ, injunction or decree of any court or of any Authority;

                  (iii) the articles, by-laws or any resolutions of Miami or any amendments thereto or restatements thereof;

                  (iv) the provisions of any contract, agreement or arrangement to which Miami is a party or by which it is bound.

         (d) Miami's liability hereunder shall not be affected by any amendments to or waivers of any provisions of this Agreement (except waiver of Miami's requirement to performance hereunder) or any of the other agreements entered into in connection with the completion of the transactions contemplated herein (the "ACQUISITION AGREEMENTS"), any bankruptcy or insolvency of the Purchaser, any defaults by any parties (except the Vendor) to the Acquisition Agreements, any failure to enforce remedies against the Purchaser, any change in the relationship between the Purchaser and Miami, any dissent, set-off, counterclaim, recoupement or termination whatsoever available to the Purchaser (other than the defence of performance) or any other defence or discharge available to a guarantor or a surety. Miami waives diligence, presentment and demand of payment or performance, protest in all notices whatsoever.

                                   ARTICLE 19
                                  MISCELLANEOUS

19.1     RISK OF LOSS

         From the date hereof up to the Time of Closing, the Business and the Purchased Assets shall be and remain at the risk of the Vendor.

19.2     BROKERAGE, COMMISSIONS, ETC

         It is understood and agreed that no broker, agent or other intermediary has acted for the Vendor or the Purchaser in connection with the transactions herein contemplated. The Vendor hereby agrees to indemnify and save harmless the Purchaser from and against any claim for commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or to have acted for the Vendor in connection with the transactions herein contemplated. The Purchaser agrees to indemnify and save harmless the Vendor from and against any claim for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or to have acted for the Purchaser in connection with the transactions herein contemplated.

19.3     FURTHER ASSURANCES

         Each of the parties hereto upon the request of the other party or parties hereto, whether before or after the Time of Closing, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions herein contemplated.

19.4     ASSIGNMENT OF CONTRACTS

         To the extent the assignment of any agreement, contract or commitment, including, without limitation, any lease or other asset to be assigned to the Purchaser pursuant to the provisions hereof, shall require the consent, approval, permit or acknowledgement of any Person, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof. If any of such required consents, approvals, permits and acknowledgements is not obtained, the Vendor shall co-operate with the Purchaser in any reasonable arrangement designed to provide the Purchaser with the benefit of any such agreement, contract or commitment, including, without limitation, any Lease or other asset, including enforcement of any and all rights of the Vendor against the other party thereto arising out of breach or cancellation thereof by such party or otherwise. Nothing contained herein shall be construed to negate or diminish, as between the Vendor and the Purchaser, the Vendor's covenants and obligations to transfer and deliver to the Purchaser the Purchased Assets as provided in this Agreement.

19.5     ANNOUNCEMENTS

                  Except to the extent required by law, the parties hereto agree that no disclosure or public announcement with respect to this Agreement or the transactions herein contemplated shall be made by any party hereto without the prior written consent of each of the other parties hereto, which consent shall not be unreasonably withheld.

19.6     NOTICES

         (a) Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, mailed or transmitted by fax to such party, as follows:

                  (i)      in the case of the Vendor, at:

                                      c/o Miami Computer Supply Corporation
                                      4750 Hempstead Station Drive
                                      Dayton, Ohio  USA 45429

                                      Attention:  Ira  Stanley, Vice-President,
                                                  Chief  Financial Officer
                                      Fax No.:    (937) 291-8250

                  with a copy to:     Axidata (1998) Inc.
                                      45 Commander Blvd.
                                      Scarborough, Ontario
                                      M1S 3Y3

                                      Attention:  Gary Heffernan
                                      Fax No.:    (416) 291-2436
                  with a copy to:     Fraser Milner Casgrain
                                      1 First Canadian Place
                                      100 King Street West
                                      Toronto, Ontario
                                      M5X 1B2

                                      Attention:  Christopher Turney
                                      Fax Number: (416) 863-4592

                  with a copy to:     Elias Matz, Tiernan & Herrick L.L.P.
                                      12th Floor, 735 - 15th Street N.W.
                                      Washington, D.C.
                                      USA  20005

                                      Attention:  Jeffrey A. Koeppel
                                      Fax Number: (202) 347-2172

                  (ii)     in the case of the Purchaser, at:

                           United Stationers Supply Co.
                           2200 East Golf Road
                           Des Plaines, Illinois
                           U.S.A.  60016-1267

                           Attention:    General Counsel
                           Fax No.       (847) 699-0891


                  with a copy to:
                           Davies, Ward & Beck
                           44th Floor
                           1 First Canadian Place
                           Toronto, Ontario
                           M5X 1B1

                           Attention:   Cameron Rusaw
                           Fax No.      (416) 863-0871

         (b) Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the date on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day; if mailed, shall be deemed to have been given and received on the fifth day after it was mailed, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day; and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

         Any party hereto may change its address for service from time to time by notice given to the other parties hereto in accordance with the foregoing provisions.

19.7     TIME OF THE ESSENCE

         Time shall be of the essence of this Agreement.

19.8     COSTS AND EXPENSES

         All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions herein contemplated shall be paid by the party incurring such costs and expenses.

19.9     APPLICABLE LAW

         This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Agreement, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the Courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the Courts of such Province.

19.10    ENTIRE AGREEMENT

         This Agreement, including the Schedules hereto, constitutes the entire agreement between the parties hereto with respect to the transactions herein contemplated and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties hereto with respect thereto, except as specifically provided or contemplated in this Agreement or in any agreement, certificate or other document delivered or given pursuant to this Agreement. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Agreement or in any such agreement, certificate or other document as aforesaid. This Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

19.11    SEVERABILITY

         If any provision of this Agreement is invalid or unenforceable, such provision shall be severed and the remainder of this Agreement shall be unaffected thereby but shall continue to be valid and enforceable to the fullest extent permitted by law. If any term or provision of this Agreement is held or deemed to be unenforceable, in whole or in part, by a court of competent jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement which shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such terms or provisions in any other jurisdiction.

19.12    EFFECT OF CLOSING

         Any provision of this Agreement which is capable of being performed after but which has not been performed at or prior to the Time of Closing and all obligations, covenants and agreements contained in this Agreement or in any agreement, certificate or other document delivered or given pursuant to this Agreement, including, without limitation, the indemnities herein provided for, shall remain in full force and effect notwithstanding Closing, subject to the limitation periods referred to in Sections 9.1 and 9.2. For greater certainty, the indemnity of the Vendor in Section 17.1(a)(v) shall not be subject to the limitation period referred to in Section 9.1.

19.13    COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

19.14    ASSIGNMENT

         None of the parties may assign this Agreement (other than to an Affiliate in the case of the Purchaser) without the prior written consent of the other party, not to be unreasonably withheld. Provided that a party hereto may arbitrarily refuse such consent if the proposed assignee is a competitor of the party whose consent is requested for such assignment. Any assignment by either party shall be conditional upon the assignee entering into a written agreement with the other party to be bound by the provisions of this Agreement in all respects and to the same extent as the assignor is bound and, in the case of any assignment to an Affiliate, the assignor shall remain jointly and severally liable with such Affiliate to be bound by its obligations hereunder. The Purchaser acknowledges and agrees that Miami may change its governing jurisdiction from the State of Ohio to the State of Maryland and, in connection therewith, merge with an Affiliate and change its name to MCSi Inc. or a similar name.

19.15    PARTIES IN INTEREST

                  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

19.16    THIRD PARTIES

         Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

                                    AXIDATA (1998) INC.

                                    By
                                         ---------------------------------------
                                         Name:
                                         Title:



                                    MIAMI COMPUTER SUPPLY CORPORATION

                                    By
                                         ---------------------------------------
                                         Name:
                                         Title:



                                    UNITED STATIONERS SUPPLY CO.

                                    By
                                         ---------------------------------------
                                         Name:
                                         Title: